UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2011

SUPERIOR UNIFORM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-5869	11-1385670
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd. Seminole, Florida		33772
(Address of Principal Executive Offices)		(Zip Code)

(727) 397-9611

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

License Agreement

On January 4, 2011 (the “Effective Date”), Superior Uniform Group, Inc. (the “Company”) entered into a License and Distribution Agreement (the “License Agreement”) with EyeLevel Interactive, LLC (“Licensor”), a leading technology company, pursuant to which the Company was granted a license to market, promote, sell and distribute garments utilizing certain intellectual property of Licensor (the “Products”) to the Company’s current and potential clients. The License Agreement expires three years and 180 days following the Effective Date (the “Term”). The Company may renew the License Agreement for additional three year terms by giving written notice to Licensor at least 90 days prior to the expiration of the then current term, provided the Company has met certain sales requirements relating to the Products and is not otherwise in default under the License Agreement or any manufacturing agreement with Licensor. Any renewal of the License Agreement will be on Licensor’s then current form, provided that the license fee, the restrictive covenants and certain other provisions of the License Agreement will be incorporated into the new form of agreement. The License Fee shall be payable on the first day of the renewal term.

The License Agreement provides that the Company shall pay Licensor a license fee on the Effective Date (the “License Fee”) equal to (1) $2.0 million cash, plus (2) a warrant to acquire 360,000 shares of the Company’s common stock (the “Warrant”) at the greater of the Company’s closing price as quoted on the Nasdaq Stock Market or the book value per share of the Company’s common stock as of the Effective Date. In the event the Company achieves a specified level of Gross Sales (as calculated pursuant to the License Agreement), during the initial Term, from the sale of Products, the Company will be required to pay Licensor an additional cash license fee. If the Company does not attain such level of Gross Sales during the initial Term, the Company may terminate the License Agreement. In addition to the License Fee, the Company shall pay Licensor a monthly royalty fee based upon Gross Sales from the sale of Products for the immediately preceding month of operation, subject to a minimum required annual payment if the License Agreement is not terminated prior to the end of the then current term.

Warrant Agreement

The Company issued a Warrant to purchase an aggregate of 360,000 shares of the Company’s common stock to the Licensor as part of the license fee under the License Agreement described above. This Warrant will be exercisable until January 4, 2016, and has an exercise price of $10.63 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K regarding the issuance of the Warrant to the Licensor is incorporated by reference into this Item 3.02.

The Warrant issued to the Licensor in connection with the License Agreement was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
	Name:	Andrew D. Demott, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer